UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 20, 2019

Date of report (Date of earliest event reported)

GENPREX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38244	90 - 0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1601 Trinity Street, Bldg B, Suite 3.322, Austin, TX		78712
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.     Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 20, 2019 Genprex, Inc. (the "Company") entered into a securities purchase agreement (the "Securities Purchase Agreement") with certain accredited investors identified on the signature pages thereto (the "Purchasers") pursuant to which the Company agreed to issue and sell an aggregate of 3,167,986 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), in a registered direct offering (the "Registered Direct Offering"). The Shares were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-233774) filed with the Securities and Exchange Commission (the "Commission") on September 16, 2019, as amended on October 4, 2019 (as amended, the "Registration Statement").

In a concurrent private placement, the Company also agreed, pursuant to the Securities Purchase Agreement, to issue and sell to each of the Purchasers a warrant to purchase one share of Common Stock (the "Warrants") for each share of Common Stock purchased by a Purchaser in the Registered Direct Offering (the "Private Placement" and, together with the Registered Direct Offering, the "Offerings"). The exercise price of the Warrants is $0.46 per share, subject to adjustment as provided therein, and will be exercisable beginning on May 22, 2020 through May 22, 2025. Each holder of a Warrant will not have the right to exercise any portion of its Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or at the election of a holder prior to the date of issuance, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the "Beneficial Ownership Limitation"); provided, however, that upon 61 days' prior notice to the Company, the holder may increase the Beneficial Ownership Limitation, but not to above 9.99%. The exercise price and number of shares of Common Stock issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividend, stock split, reverse stock split, certain subsequent rights offerings, recapitalization, reorganization or similar transaction, as described in the Warrants. After May 22, 2020, if a registration statement covering the issuance or resale of the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") is not available for the issuance, the holders may exercise the Warrants by means of a "cashless exercise."

The Warrants are not and will not be listed for trading on any national securities exchange. The Warrants and the Warrant Shares are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement.

The purchase price for one Share in the Registered Direct Offering was $0.40. No additional consideration was paid for the Warrants. The closing of the Offerings occurred on November 22, 2019 (the “Closing Date”). The Company expects the aggregate net proceeds from the Offerings, after deducting the placement agent's fees and other estimated offering expenses, to be approximately $1.1 million.  The Company intends to use the aggregate net proceeds for working capital and other general corporate purposes.

The Company also agreed, pursuant to the Securities Purchase Agreement, to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) by January 6, 2020 to provide for the resale of the Warrant Shares, and will be obligated to use commercially reasonable efforts to cause such registration to become effective within 181 days following the Closing Date and to keep such registration statement effective until the date upon which no Purchaser owns any Warrants or Warrant Shares.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing.

Joseph Gunnar & Co., LLC (the "Placement Agent") acted as the placement agent for the Offerings.

In addition, in connection with the Offerings, the Company reduced the exercise price of an aggregate of 2,283,740 outstanding warrants held by the Purchasers in the Registered Direct Offering to $0.46. In connection with such adjustment, the warrants shall not be exercisable for six months and one day from the Closing Date and the expiration date of the warrants will be extended by six months and one day.

The foregoing descriptions of the material terms of the Securities Purchase Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement and Warrant, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

The representations, warranties and covenants contained in the Securities Purchase Agreement and the Warrants were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreement and the Warrants and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement and the Warrants are incorporated herein by reference only to provide investors with information regarding the terms of the Securities Purchase Agreement and the Warrants and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company's periodic reports and other filings with the Commission.

The legal opinion, including the related consent, of Sheppard Mullin Richter & Hampton, LLP relating to the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the amount of proceeds expected from the Offerings. The risks and uncertainties involved include the Company's financial position, market conditions and other risks detailed from time to time in the Company's periodic reports and other filings with the Commission. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company's current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 3.02.    Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Warrants and the Warrant Shares is incorporated herein by reference.

On November 20, 2019, the Company entered into the Securities Purchase Agreement, whereby the Company agreed to issue and sell to the Purchasers Warrants to purchase up to 3,167,986 shares of Common Stock with an exercise price of $0.46 per share. In connection with the Offerings, the Company issued the Placement Agent warrants to purchase an aggregate of 443,518 shares (the "Placement Agent Warrant Shares") of Common Stock (the "Placement Agent Warrants"). The closing of the Offerings, including the issuance and sale of the Warrants to the Purchasers, occurred on November 22, 2019.

The Warrants, the Placement Agent Warrants, the Warrant Shares, and the Placement Agent Warrant Shares were offered to the Purchasers pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D thereunder.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Sheppard Mullin Richter & Hampton LLP

10.1	Form of Securities Purchase Agreement dated November 20, 2019

10.2	Form of Warrant

23.1	Consent of Sheppard Mullin Richter & Hampton LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENPREX, INC.

Date: November 22, 2019	By:	/s/ Ryan Confer
Ryan Confer
Chief Financial Officer